      As Filed With The Securities And Exchange Commission On May 22, 2001
                                                     Registration No. 333-______

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            ______________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ______________________

                          PEABODY ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)


            Delaware                                       13-4004153
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                   Number)

        701 Market Street
        St. Louis, Missouri                                63101-1826
  (Address of principal executive offices)                  (Zip Code)

                            ______________________

                          PEABODY ENERGY CORPORATION
                         EMPLOYEE STOCK PURCHASE PLAN
                                      and
                          PEABODY ENERGY CORPORATION
                        LONG-TERM EQUITY INCENTIVE PLAN
                                      and
                          PEABODY ENERGY CORPORATION
               EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                          (Full titles of the Plans)

                           JEFFERY L. KLINGER, ESQ.
                          Peabody Energy Corporation
                               701 Market Street
                        St. Louis, Missouri  63101-1826
                    (Name and address of agent for service)
  Telephone number, including area code, of agent for service: (314) 342-3400
                            ______________________

                                   Copy to:
                             THOMAS A. LITZ, ESQ.
                              Thompson Coburn LLP
                               One Firstar Plaza
                          St. Louis,  Missouri  63101
                                (314) 552-6000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

 Title of Securities to be      Amount to be      Proposed Maximum Offering          Proposed Maximum         Amount of Registration
        Registered             Registered/(1)/        Price Per Share/(2)/    Aggregate Offering Price/(2)/            Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
  par value......             4,200,000 shares       $22.93                             $96,306,000             $24,077.00
====================================================================================================================================

(1) Total includes 2,500,000 shares reserved for issuance pursuant to the Registrant's Long-Term Equity Incentive Plan, 1,500,000 shares reserved for issuance pursuant to the Registrant's Employee Stock Purchase Plan and 200,000 shares reserved for issuance pursuant to the Registrant's Equity Incentive Plan for Non-Employee Directors.
(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h)(1), based upon the book value of the common stock, $0.01 par value, of the Registrant as of March 31, 2001.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Registrant's Employee Stock Purchase Plan.

    The undersigned Registrant and the Peabody Energy Corporation Employee Stock Purchase Plan, the Peabody Energy Corporation Long-Term Equity Incentive Plan and the Peabody Energy Corporation Equity Incentive Plan for Non-Employee Directors (collectively, the "Plans"), hereby file this Registration Statement on Form S-8 (this "Registration Statement") to register 4,200,000 shares of Peabody Energy Corporation (the "Registrant") common stock, $0.01 par value (the "Common Stock"), for issuance to participants under the Plans.

                                    PART II

              INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.    Incorporation of Certain Documents by Reference.
           -----------------------------------------------

           The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

     (i) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, as amended by Form 10-K/A, dated April 27, 2001;

     (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2000 and September 30, 2000, and the quarter ended December 31, 2000 as amended by Form 10-Q/A, dated April 27, 2001;

     (iii) The Registrant's Current Reports on Form 8-K filed on August 8, 2000 and December 26, 2000; and

     (iv) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1, filed on February 12, 2001, and any amendment or report filed for the purposes of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article Sixth of the Registrant's amended and restated certificate of incorporation and Article IV of the Registrant's amended and restated by-laws require indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur. The Registrant's amended and restated certificate of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the corporation or its stockholders. Article Eleven of the Registrant's amended and restated certificate of incorporation includes such a provision.

Item 8.  Exhibits.
         --------

         See Exhibit Index on page 8 hereof.

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                 (iii) To include any material information with respect to the plan of distribution previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act of
     --------------
1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of the 22nd day of May, 2001.


                                    PEABODY ENERGY CORPORATION



                                    By  /s/   Irl F. Engelhardt
                                        ---------------------------------------
                                        Irl F. Engelhardt
                                        Chief Executive Officer



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irl F. Engelhardt, Richard A. Navarre and Jeffery L. Klinger, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the Peabody Energy Corporation Employee Stock Purchase Plan, the Peabody Energy Corporation Long-Term Equity Incentive Plan and the Peabody Energy Corporation Equity Incentive Plan for Non-Employee Directors, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                        Title                                Date
---------                                        -----                                ----
/s/ Irl F. Engelhardt                  Chairman, Chief Executive                  May 22, 2001
---------------------------------
Irl F. Engelhardt                         Officer and Director
                                      (Principal Executive Officer)

/s/ Richard M. Whiting                 President, Chief Operating                 May 22, 2001
---------------------------------
Richard M. Whiting                        Officer and Director

/s/ Richard A. Navarre                Executive Vice President and                May 22, 2001
---------------------------------
Richard A. Navarre                      Chief Financial Officer
                                    (Principal Financial Officer and
                                     Principal Accounting Officer)

/s/ Henry E. Lentz                     Vice President, Assistant                  May 22, 2001
---------------------------------
Henry E. Lentz                          Secretary and Director

/s/ Roger H. Goodspeed                          Director                          May 22, 2001
---------------------------------
Roger H. Goodspeed

/s/ Alan H. Washkowitz                          Director                          May 22, 2001
---------------------------------
Alan H. Washkowitz

     The Plan.  Pursuant to the requirements of the Securities Act of 1933, as
     --------
amended, the administrators of the Peabody Energy Corporation Employee Stock Purchase Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri, as of the 22nd day of May, 2001.


                                 PEABODY ENERGY CORPORATION
                                 EMPLOYEE STOCK PURCHASE PLAN


                                 By:  /s/ Irl F. Engelhardt
                                      ------------------------------------------
                                      Irl F. Engelhardt, Administrator


                                 By:  /s/ Richard M. Whiting
                                      ------------------------------------------
                                      Richard M. Whiting, Administrator


                                 By:  /s/ Henry E. Lentz
                                      ------------------------------------------
                                      Henry E. Lentz, Administrator


                                 By:  /s/ Roger H. Goodspeed
                                      ------------------------------------------
                                      Roger H. Goodspeed, Administrator


                                 By:  /s/ Alan H. Washkowitz
                                      ------------------------------------------
                                      Alan H. Washkowitz, Administrator

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.
------------
     4.1  Form of Third Amended and Restated Certificate of Incorporation of Peabody
          Energy Corporation (Incorporated by reference to Exhibit 3.1 of the
          Registrant's Form S-1 Registration Statement No. 333-55412).

     4.2  Form of Amended and Restated By-Laws of Peabody Energy Corporation
          (Incorporated by reference to Exhibit 3.2 of the Registrant's Form S-1
          Registration Statement No. 333-55412).

     4.3  Senior Note Indenture dated as of May 18, 1998 between P&L Coal Holdings
          Corporation and State Street Bank and Trust Company, as Senior Note Trustee
          (Incorporated by reference to Exhibit 4.1 of the Registrant's Form S-4
          Registration Statement No. 333-59073).

     4.4  Senior Subordinated Note Indenture dated as of May 18, 1998 between P&L Coal
          Holdings Corporation and State Street Bank and Trust Company, as Senior
          Subordinated Note Trustee (Incorporated by reference to Exhibit 4.2 of the
          Registrant's Form S-4 Registration Statement No. 333-59073).

     4.5  First Supplemental Senior Note Indenture dated as of May 19, 1998 among the
          Guaranteeing Subsidiary (as defined therein), P&L Coal Holdings Corporation, the other Senior Note Guarantors (as defined in the Senior Note Indenture)
          and State Street Bank and Trust Company, as Senior Note Trustee
          (Incorporated by reference to Exhibit 4.3 of the Registrant's Form S-4
          Registration Statement No. 333-59073).

     4.6  First Supplemental Senior Subordinated Note Indenture dated as of May 19,
          1998 among the Guaranteeing Subsidiary (as defined therein), P&L Coal
          Holdings Corporation, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and
          Trust Company, as Senior Subordinated Note Trustee (Incorporated by
          reference to Exhibit 4.4 of the Registrant's Form S-4 Registration Statement
          No. 333-59073).

     4.7  Notation of Senior Subsidiary Guarantee dated as of May 19, 1998 among the
          Senior Note Guarantors (as defined in the Senior Note Indenture)
          (Incorporated by reference to Exhibit 4.5 of the Registrant's Form S-4
          Registration Statement No. 333-59073).

     4.8  Notation of Subordinated Subsidiary Guarantee dated as of May 19, 1998 among the Senior Note Guarantors (as defined in the Senior Subordinated Note
          Indenture) (Incorporated by reference to Exhibit 4.6 of the Registrant's
          Form S-4 Registration Statement No. 333-59073).

     4.9  Senior Note Registration Rights Agreement dated as of May 18, 1998 between
          P&L Coal Holdings Corporation and Lehman Brothers Inc. (Incorporated by
          reference to Exhibit 4.7 of the Registrant's Form S-4 Registration Statement
          No. 333-59073).

    4.10  Senior Subordinated Note Registration Rights Agreement dated as of May 18,
          1998 between P&L Coal Holdings Corporation and Lehman Brothers Inc.
          (Incorporated by reference to Exhibit 4.8 of the Registrant's Form S-4
          Registration Statement No. 333-59073).

    4.11  Second Supplemental Senior Note Indenture dated as of December 31, 1998 among the Guaranteeing Subsidiary (as defined therein), P&L Coal Holdings
          Corporation, the other Senior Note Guarantors (as defined in the Senior Note
          Indenture) and State Street Bank and Trust Company, as Senior Note Trustee
          (Incorporated by reference to Exhibit 4.9 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).

    4.12  Second Supplemental Senior Subordinated Note Indenture dated as of December
          31, 1998 among the Guaranteeing Subsidiary (as defined therein), P&L Coal
          Holdings Corporation, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and
          Trust Company, as Senior Subordinated Note Trustee (Incorporated by
          reference to Exhibit 4.10 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).

    4.13  Third Supplemental Senior Note Indenture dated as of June 30, 1999 among the
          Guaranteeing Subsidiary (as defined therein), P&L Coal Holdings Corporation, the other Senior Note Guarantors (as defined in the Senior Note Indenture)
          and State Street Bank and Trust Company, as Senior Note Trustee
          (Incorporated by reference to Exhibit 4.11 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).

    4.14  Third Supplemental Senior Subordinated Note Indenture dated as of June 30,
          1999 among the Guaranteeing Subsidiary (as defined therein), P&L Coal
          Holdings Corporation, the other Senior Subordinated Note Guarantors (as defined in the Senior Subordinated Note Indenture) and State Street Bank and
          Trust Company, as Senior Subordinated Note Trustee (Incorporated by
          reference to Exhibit 4.12 of the Registrant's Form 10-Q for the quarter ended December 31, 1999).

    4.15  Specimen of stock certificate representing P&L Coal Holdings Corporation's common stock, $.01 par value (Incorporated by reference to Exhibit 4.13 of the Registrant's Form S-1 Registration Statement No. 333-55412).

     5.1  Opinion of Thompson Coburn LLP as to the legality of the securities being registered.

Exhibit No.
-----------
    23.1  Consent of Thompson Coburn LLP (included in Exhibit 5.1).

    23.2  Consent of Ernst & Young LLP, Independent Auditors.

    24.1  Power of Attorney (set forth on signature page hereto).

    99.1  Peabody Energy Corporation Employee Stock Purchase Plan.

    99.2  Peabody Energy Corporation Long-Term Equity Incentive Plan.

    99.3  Peabody Energy Corporation Equity Incentive Plan for Non-Employee Directors.